Exhibit 1.1
CoreSite Realty Corporation
[●] Shares1
Common Stock
($[●] par value)

Underwriting Agreement
New York, New York
, 2010
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated
RBC Capital Markets Corporation
As Representatives of the several Underwriters,
     c/o Citigroup Global Markets Inc.
     388 Greenwich Street
     New York, New York 10013
Ladies and Gentlemen:
          CoreSite Realty Corporation, a corporation organized under the laws of the State of Maryland (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, [●] shares of common stock, $[●] par value (“Common Stock”) of the Company (said shares to be issued and sold by the Company being hereinafter called the “Underwritten Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to [●] additional shares of Common Stock to cover over-allotments, if any (the “Option Securities” and, together with the Underwritten Securities, being hereinafter called the “Securities”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Certain terms used herein are defined in Section 20 hereof.
          As part of the offering contemplated by this Agreement, Citigroup Global Markets Inc. (“Citigroup”) has agreed to reserve out of the Securities set forth opposite its name on Schedule I to this Agreement, up to            shares for sale to the Company’s employees, officers and directors and other parties associated with the Company (collectively,             “Participants”), as set forth in the Prospectus (as defined below) under the heading             “Underwriting” (the “Directed Share Program”). The Securities to be sold by Citigroup pursuant to the Directed Share Program (the “Directed Shares”) will be sold by Citigroup pursuant to this Agreement at the initial public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by ●:● A.M. New York City time on the business day following the

[1]	Plus an option to purchase from the Company up to [●] additional Securities to cover over-allotments.

date on which this Agreement is executed will be offered to the public by Citigroup as set forth in the Prospectus.
          In addition, on the Closing Date (as defined below) the Company and its subsidiaries will undertake the following transactions, all of which shall be deemed to occur concurrently with the issuance and sale of the Securities:
(i)	The Company, CoreSite, L.P., a Delaware limited partnership (the “Operating Partnership), and certain of their subsidiaries will engage in a series of transactions described in the Disclosure Package and the Prospectus under the heading “Structure and Formation of Our Company” (the “Restructuring Transactions”). As part of the Restructuring Transactions, (a) certain real estate funds of The Carlyle Group or their affiliates (collectively, the “Carlyle Contributing Entities”) will contribute their respective ownership interests in the limited liability companies and limited partnerships set forth on Schedule II (collectively, the “Contributed Entities”), which directly or indirectly, through one or more wholly-owned subsidiaries, own or lease all of the properties set forth on Schedule II (collectively, the “Contributed Properties”), to the Operating Partnership in exchange for an aggregate of [●] operating partnership units of the Operating Partnership (“OP Units”); (b) the Company will purchase from the Carlyle Contributing Entities [●] OP Units for a total purchase price of $[●]; (c) the Company will purchase from the Operating Partnership [●] OP Units for a total purchase price of $[●] and (d) the Operating Partnership will form a wholly-owned, taxable REIT subsidiary (the “TRS”) for the purpose of holding certain non-REIT compliant assets and/or employees providing certain services to customers of the Contributed Properties. The Contributed Entities and the TRS are referred to collectively herein as the “OP Entities”. All of the agreements entered into by the Company and its subsidiaries in connection with the Restructuring Transactions are referred to collectively herein as the “Restructuring Transaction Agreements”, including: (a) that certain contribution agreement, dated as of [●] (the “Contribution Agreement”) among the Company, the Operating Partnership and the Carlyle Contributing Entities; (b) that certain tax protection agreement, dated as of [●] (the “Tax Protection Agreement”) among the Company, the Operating Partnership and the Carlyle Contributing Entities; (c) that certain registration rights agreement dated as of [●] (the “Registration Rights Agreement”) among the Company, the Operating Partnership and the Carlyle Contributing Entities; and (d)those certain pledge agreements, dated as of [●] (collectively, the “Pledge Agreements”) between the each Carlyle Contributing Entity, the Operating Partnership and the Company.

(ii)	The Company and certain of its subsidiaries, including, but not limited to the Operating Partnership, will enter into a new $110 million revolving credit facility (the “Revolving Credit Facility” and, together with all mortgages, pledge agreements and other agreements entered into by and among any of the Company or any of its subsidiaries in connection therewith are referred to collectively herein as the “Credit Facility Agreements”).

(iii)	The Operating Partnership will (a) assume $40 million of debt under three loan agreements secured by the 427 LaSalle property, (b) assume $32 million debt under a construction loan secured by the 12100 Sunrise Valley Drive property and (c) refinance a $73 million mortgage secured by the 55 S. Market property with a new $60 million mortgage and repay the remaining $13 million of debt. The transactions described in the preceding clauses (a) through (c) are referred to herein collectively as the “Refinancing Transactions”, and all of the agreements entered into by the Company and its subsidiaries, including the Operating Partnership, in connection with the Refinancing Transactions are referred to collectively herein as the “Refinancing Transaction Agreements”.

(iv)	The Company will use the proceeds from the issuance and sale of the Securities to (a) repay approximately $[●] million principal amount of indebtedness of certain of the Contributed Entities, together with accrued and unpaid interest and fees associated therewith (the “Refinancing”), (b) purchase the OP Units from the Operating Partnership and certain real estate funds of The Carlyle Group or their affiliates as described in clause (i) above and (c) pay the fees and expenses of the Transactions (as defined below).
     All of the transactions set forth in clauses (i) through (iv) above and as described more fully in the Disclosure Package and the Prospectus, together with the issuance and sale of Securities pursuant to this Agreement, are referred to collectively herein as the “Transactions”. The Restructuring Transaction Agreements, the Credit Facility Agreements and the Refinancing Transaction Agreements are referred to collectively herein as the “Transaction Agreements”.
          1. Representations and Warranties. The Company and the Operating Partnership, jointly and severally, represent and warrant to, and agree with, each Underwriter as set forth below in this Section 1. For purposes of this Section 1, unless the context otherwise requires, references to “the Company and its subsidiaries” refer to (i) as of any date, or with respect to any period, prior to the Closing Date, the Company, the Operating Partnership, the OP Entities and their respective subsidiaries collectively, and (ii) as of any date on or after the Closing Date and any period thereafter, the Company and its subsidiaries after the consummation of the Transactions, including the Operating Partnership, the OP Entities and their respective subsidiaries.
     (a) The Company has prepared and filed with the Commission a Registration Statement (file number 333-166810) on Form S-11, including a related Preliminary Prospectus, for registration under the Securities Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed one or more amendments thereto, including a related Preliminary Prospectus, each of which has previously been furnished to you. The Company will file with the Commission a final Prospectus in accordance with Rule 424(b). As filed, such final Prospectus shall contain all information required by the Securities Act and the rules thereunder and shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Disclosure Package) as the

Company has advised you prior to the Execution Time and to which the Representatives do not reasonably object.
     (b) On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will comply in all material respects with the applicable requirements of the Securities Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.
     (c) The Disclosure Package and each electronic road show, when taken together as a whole with the Disclosure Package, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.
     (d) (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.
     (e) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

     (f) Except as set forth or contemplated in the Disclosure Package and the Prospectus, since the date of the most recent financial statements included in the Disclosure Package, Prospectus and Registration Statement (exclusive of any supplement thereto), (i) there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, (ii) there have been no transactions entered into by the Company and its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries, taken as a whole, (iii) none of the Company or its subsidiaries and none of the Contributed Properties has sustained any loss or interference from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any court or governmental action, order or decree, except as would not have a Material Adverse Effect, and (iv) there has not been any change in the capital stock or long-term debt of any of the Company or its subsidiaries and there has been no dividend or distribution of any kind declared, paid or made by any of the Company, the Operating Partnership or the OP Entities on any class of their capital stock or other ownership interests.
     (g) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.
     (h) The Operating Partnership has been duly organized, is validly existing as a limited partnership in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect. The Company is the sole general partner of the Operating Partnership. On the Closing Date, the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (as amended, the “Operating Partnership Agreement”) will be in full force and effect and, after the consummation of the Transactions, the aggregate percentage interests of the Company and the limited partners in the Operating Partnership will be as set forth in the Disclosure Package and the Prospectus; provided that, to the extent that the Underwriters exercise their option to purchase Option Stock, the percentage interest of the Company and such limited partners in the Operating Partnership will be adjusted accordingly.
     (i) Each of the OP Entities and their respective subsidiaries has been duly incorporated or formed and is validly existing as a corporation or other business organization in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own, lease or license, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation or other business organization and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect. As of the Closing Date after the consummation of the Transactions, each of the Company’s subsidiaries will be duly incorporated or formed and will be validly existing as a corporation or other business organization in good standing under the laws of the jurisdiction in which it will be chartered or organized with full corporate power and authority to own, lease or license, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation or other business organization and will be in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.
     (j) On the Closing Date, upon consummation of the Restructuring Transactions, the Company will have the authorized capital stock as set forth in the Prospectus under the section titled “Capitalization” under the column “Pro Forma Consolidated”, and all of the issued shares of capital stock of the Company will have been duly authorized and validly issued, and upon payment and delivery of the Securities in accordance with this Agreement, will be fully paid and non-assessable, conform to the description thereof contained in the Disclosure Package and the Prospectus and will have been issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right or right of first refusal. None of the Company or the Operating Partnership has sold any securities that could be integrated with the offer and sale of the Securities as contemplated by this Agreement for purposes of the Securities Act. Except as described in the Disclosure Package and the Prospectus, no options, warrants or other rights to purchase or exchange any securities for shares of the Company’s capital stock are outstanding.
     (k) As of the Closing Date after the consummation of the Transactions, all of the issued and outstanding OP Units (i) will have been duly authorized, validly issued, fully paid and non-assessable, (ii) will have been issued in compliance with all applicable federal and state securities laws, (iii) will not have been issued in violation of the preemptive right, right of first refusal or other similar rights of any security holder of the Operating Partnership or any other person or entity and (iv) will conform to the description thereof contained in the Disclosure Package and the Prospectus. Except as set forth in the Disclosure Package and the Prospectus, there are no, and as of the Closing Date there will be no, outstanding options, warrants or other rights to purchase, subscribe for or otherwise acquire, or agreements or other obligations to issue, OP Units or other ownership interests of the Operating Partnership. As of the Closing Date and after the consummation of the Transactions, the OP Units owned by the Company will be owned directly by the Company, free and clear of all liens.
     (l) As of the Closing Date after the consummation of the Transactions, all of the issued and outstanding shares of capital stock of or other ownership interests in each of the subsidiaries of the Operating Partnership (i) will have been duly authorized, validly issued, fully paid and non-assessable, (ii) will have been issued in compliance with all applicable federal and state securities laws, (iii) will not have been issued in violation of any preemptive right, right of first refusal or similar right, (iv) will be owned directly or indirectly by the Operating Partnership, and except as described in the Disclosure Package, free and clear of all liens, encumbrances, equities or claims. There are no, and as of the Closing Date there will be no, outstanding options, warrants or other rights to purchase, subscribe for or otherwise acquire, or agreements or other obligations to issue, equity interests or other securities of any such subsidiary of the Operating Partnership.
     (m) The shares of the stock to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, upon payment and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable, will conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus, and will be free of statutory and contractual preemptive rights, rights of first refusal and similar rights.
     (n) There is no franchise, contract or other document required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required; and the statements included in the Disclosure Package and the Prospectus under the headings “Certain Relationships and Related Party Transactions”, “Description of the Partnership Agreement of CoreSite, L.P.”, “Description of Securities”, “Shares Eligible for Future Sale”, “Certain Provisions of Maryland Law and of Our Charter and Bylaws”, “Federal Income Tax Considerations” and “ERISA Considerations”, insofar as such statements summarize legal matters, agreements, documents or proceedings described therein, accurately summarize such matters, agreements, documents or proceedings in all material respects.
     (o) None of the Company or any of its subsidiaries is, and after the consummation of the Transactions none of them will be, an “investment company” as defined in the Investment Company Act.
     (p) Each of the Company and the Operating Partnership has all requisite corporate or other organizational power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and the Operating Partnership.
     (q) As of the Closing Date, each Transaction Agreement will be duly authorized, executed and delivered by each of the Company and its subsidiaries to the extent each is a party thereto, and constitutes the legal, valid, binding and enforceable instrument of the Company and its subsidiaries to the extent each is a party thereto (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).
     (r) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the execution, delivery and performance of this Agreement and the Transaction Agreements by the Company and its subsidiaries to the extent each is a party thereto, the issuance and sale of the Securities and the consummation of the other Transactions, except such as may be required under the blue sky laws of any jurisdiction or the Financial Industry Regulatory Authority in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Prospectus or such consents, approvals, authorizations, filings or orders that will be obtained or made by the Closing Date or the absence of which would not have a Material Adverse Effect.
     (s) The execution, delivery and performance of this Agreement and the Transaction Agreements by the Company and its subsidiaries to the extent each is a party thereto, the issuance and sale of the Securities and the consummation of the other Transactions will not (i) conflict with or constitute a breach or violation of the charter or by-laws (or similar organizational documents) of the Company or any of its subsidiaries, (ii) conflict with, result in a breach or violation of, constitute a default under or result in the imposition of any lien, charge or encumbrance upon any of the Contributed Properties or any other properties or assets of the Company or any of its subsidiaries pursuant to the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which the Contributed Properties or any other properties or assets of the Company or any of its subsidiaries is subject, or (iii) conflict with or constitute a breach or violation of any statute, law, rule, applicable to the Company or any of its subsidiaries or any regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of their respective property or assets, including the Contributed Properties, except in the case of clauses (ii) and (iii) for such conflicts, breaches, violations, defaults, liens, charges or encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect.
     (t) Except as described in the Disclosure Package and the Prospectus, no holders of securities of the Company or any of its subsidiaries has rights to the registration of such securities under the Registration Statement.
     (u) (i) The historical financial statements of the Company included in the Disclosure Package, Prospectus and Registration Statement, together with the related notes and schedules, present fairly in all material respects the financial condition of the Company as of the respective dates indicated; (ii) the historical combined financial statements of the Company’s Predecessor (as defined in the Disclosure Package) included in the Disclosure Package, Prospectus and Registration Statement, together with the related notes and schedules, present fairly in all material respects the financial condition, results of operations and cash flows of the Predecessor as of the respective dates and for the respective periods indicated; and (iii) the historical combined financial statements of the Acquired Properties (as defined in the Disclosure Package) included in the Disclosure Package, Prospectus and Registration Statement, together with the related notes and schedules, present fairly in all material respects the financial condition, results of operations and cash flows of the Acquired Properties as of the respective dates and for the respective periods indicated, and, in each case, such financial statements comply as to form in all material respects with the applicable accounting requirements of the Securities Act and have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Selected Financial and Pro Forma Data” in the Disclosure Package, Prospectus and Registration Statement fairly present, on the basis stated in the Disclosure Package, Prospectus and Registration Statement, the information included therein.
     (v) The pro forma financial statements included in the Disclosure Package, Prospectus and Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Disclosure Package, Prospectus and Registration Statement. The pro forma financial statements included in the Disclosure Package, Prospectus and Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Securities Act, and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements; and all disclosures contained in the Disclosure Package, Prospectus and Registration Statement, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.
     (w) Except as set forth or contemplated in the Disclosure Package and the Prospectus, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or any of their property is pending or, to the best knowledge of the Company, threatened that could result in a Material Adverse Effect.
     (x) (i) The Company and its subsidiaries have fee simple title or a leasehold interest to the Contributed Properties as set forth on Schedule II and the improvements (exclusive of improvements owned by tenants) located thereon, in each case, free and clear of all liens, encumbrances, claims, security interests and defects, other than as described in the Disclosure Package and the Prospectus or as do not materially and adversely affect the value of any Contributed Property and do not, individually or in the aggregate, interfere in any material respect with the use made or proposed to be made as described in the Disclosure Package and the Prospectus of any Contributed Property by the Company and its subsidiaries; (ii) none of the Company or its subsidiaries (A) has received from any governmental authority any written notice of any condemnation of, or zoning change affecting, the Contributed Properties or any part thereof, or (B) knows of any such condemnation or zoning change which is threatened and, in the case of clauses (A) and (B), which if consummated would have a Material Adverse Effect; (iii) true, correct and complete copies of all leases (or licenses with tenants or customers for use of space), amendments, exhibits, schedules or other documents that comprise the leases that any of the Company or its subsidiaries have entered into and are currently in effect as of the date hereof (the “Leases”) have been made available to the Underwriters or their counsel, and any such Lease that the Underwriters or their counsel have requested have been provided to them; and (iv) except as otherwise described in the Disclosure Package and the Prospectus or as would not individually or in the aggregate materially and adversely affect the value of any Contributed Properties or interfere in any material respect with the use made or proposed to be made as described in the Disclosure Package and the Prospectus of any Contributed Property by the Company and its subsidiaries: (A) none of the Leases has been assigned by any tenant except to an affiliate of such tenant; (B) no brokerage fees, commissions or any similar payments are owed or payable by the lessor under any of the Leases to any third party in connection with the existence or execution thereof, or in connection with any renewal, expansion or extension of any Leases, except for which a reserve has been taken or has been reflected within the “accounts payable” line item of the financial statements described in paragraph (u) of this Section 1; (C) all of the Leases, and, all guaranties related thereto, if any, are in full force and effect; (D) no rentals or other amounts due under the Leases have been paid more than one month in advance; (E) no tenant has asserted in writing any defense or set-off against the payment of rent in connection with the Leases nor has any tenant contested any tax, operating cost or other escalation payment or occupancy charge, or any other amounts payable under its Leases; (F) none of the Leases has been mortgaged, pledged, sublet, hypothecated or otherwise encumbered; (G) none of the Company or its subsidiaries has waived in writing any material provision under any Lease; (H) there are no uncured events of default, or events that with the giving of notice or passage of time, or both, would constitute an event of default, by any tenant under any of the terms and provisions of the Leases; and (I) no tenant under any of the leases at the Contributed Properties has a right of first refusal to purchase the premises demised under such lease.
     (y) Except as otherwise set forth in or contemplated in the Disclosure Package and the Prospectus: (i) the mortgages and deeds of trust encumbering the Contributed Properties described in the Disclosure Package are not convertible into debt or equity securities of the entity owning such Contributed Property; (ii) such mortgages and deeds of trust are not cross-defaulted or cross-collateralized with any property other than the Contributed Properties; and (iii) none of the Company or its subsidiaries holds participating interests in such mortgages or deeds of trust.
     (z) None of the Company and its subsidiaries is in violation or default of (i) any provision of its charter or bylaws (or similar organizational documents), (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation applicable to it or its properties or to any judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over it or any of its properties, except in the case of clauses (ii) and (iii) above, for such violations or defaults that would not have a Material Adverse Effect.

     (aa) KPMG LLP (“KPMG”), who has certified certain financial statements of the Company, the Predecessor and the Acquired Properties and delivered their report with respect to the audited consolidated financial statements and schedules included in the Disclosure Package and the Prospectus, are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder.
     (bb) To the Company’s knowledge, there are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities.
     (cc) The Company, upon the sale of the Securities, shall be organized and operated in conformity with the requirements for qualification and taxation as a REIT; the proposed method of operation of the Company as described in the Disclosure Package and the Prospectus will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken (and there has been no failure to take any action which is required to be taken) which would cause such qualification to be lost.
     (dd) Upon consummation of the Transactions, each of the Operating Partnership and any other subsidiary of the Company that is a partnership or a limited liability company will be properly classified either as a partnership or as an entity disregarded as separate from the Operating Partnership for REIT income tax purposes.
     (ee) Except as set forth in the Disclosure Package and the Prospectus or as would not have a Material Adverse Effect, each of the Company and its subsidiaries (i) has filed all tax returns that are required to be filed or has requested extensions thereof; (ii) has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith; and (iii) has made adequate charges and reserves in the applicable financial statements in respect of all federal, state and foreign taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.
     (ff) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent that could have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus.
     (gg) Except as set forth in the Disclosure Package and the Prospectus, the Company and its subsidiaries are insured by, or are covered by insurance from, insurers that the Company reasonably believes to be financially sound and reputable insurers against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance [and fidelity or surety bonds] insuring the Company and its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Company or its subsidiaries has been refused any insurance coverage sought or applied for; and none of the Company or its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.
     (hh) Upon consummation of the Transactions, no subsidiary of the Company will be prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Disclosure Package and the Prospectus.
     (ii) Each of the Company and its subsidiaries possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state, local and foreign governmental regulatory authorities reasonably necessary to conduct their respective businesses, except for such licenses, certificates, permits and other authorizations the absence of which would not have a Material Adverse Effect, and none of the Company or its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus.
     (jj) The Company and its subsidiaries collectively maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The internal controls over financial reporting of the Company and its subsidiaries are effective and the Company is not aware of any material weakness in the internal controls over financial reporting of the Company and its subsidiaries.
     (kk) (i) The Company and its subsidiaries have established and maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company and its subsidiaries in the reports they will file or submit under the Exchange Act is accumulated and communicated to management of the Company, including its Chief Executive Officer and

Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective to perform the functions for which they were established.
     (ll) Neither the Company nor any of its affiliates has taken, directly or indirectly, any action designed to, that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (mm) Except as set forth in the Disclosure Package and the Prospectus, each of the Company and its subsidiaries (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the environment, the protection of human health and safety or any pathogen, pollutant, contaminant or regulated, hazardous or toxic substance, material or waste (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals under applicable Environmental Laws required to conduct their respective businesses and (iii) has not received notice of any actual or potential environmental liability, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in the Disclosure Package and the Prospectus, none of the Company or its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any analogous state law.
     (nn) In the ordinary course of its business, the Company and its subsidiaries periodically review the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties, asset retirement or compliance with Environmental Laws; the need for any permit, license or approval; any related constraints on operating activities; and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus.
     (oo) None of the following events has occurred or exists that could have a Material Adverse Effect: (i) an audit or investigation by the Internal Revenue Service, the United States Department of Labor, the Pension Benefit Guaranty Corporation, any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or its subsidiaries; (ii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or its subsidiaries; or (iii) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment.

     (pp) None of the Company, its subsidiaries or any member of their respective Controlled Group (defined as any organization that is a member of a controlled group of corporations within the meaning of Section 414 of the Code) sponsors, maintains, participates in or has any liability with respect to any “employee benefit plan” (within the meaning of Section 3(3) of the United Sates Employee Retirement Income Security Act of 1974, as amended).
     (qq) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 relating to loans.
     (rr) None of the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and that are reasonably expected to continue to ensure, continued compliance therewith.
     (ss) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (tt) None of the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department (“OFAC”), and the Company and its subsidiaries will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any United States sanctions administered by OFAC.

     (uu) The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) reasonably necessary for the conduct of their respective businesses as now conducted or as proposed to be conducted as described in the Disclosure Package. Except as set forth in the Disclosure Package and the Prospectus, (i) there is no material infringement by third parties of any such Intellectual Property; (ii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s and its subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts that would form a reasonable basis for any such claim; (iv) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts that would form a reasonable basis for any such claim; and (v) there is no pending or threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact that would form a reasonable basis for any such claim.
     (vv) The Securities have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the NYSE.
     (ww) Except as disclosed in the Disclosure Package and the Prospectus, to the Company’s knowledge (i) neither the Company nor any of its subsidiaries has any material lending or other relationship with any Underwriter or affiliate of the Underwriters and (ii) the Company does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any know affiliate of the Underwriters.
     (xx) Except as described in the Disclosure Package and the Prospectus, no relationship, direct or indirect, exists between or among (i) any of the Company and its subsidiaries, on the one hand, and the directors, officers and stockholders of the Company and its subsidiaries, on the other hand, or (ii) the officers, directors and stockholders of the Company and its subsidiaries, on the one hand, and customers and suppliers of the Company and its subsidiaries, on the other hand, in each case, that is required to be described in the Disclosure Package and the Prospectus that is not so described.
     (yy) To the knowledge of the Company, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors, five percent (5%) or greater security holders or any beneficial owner of the Company’s or the Operating Partnership’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Disclosure Package and the Prospectus.

     (zz) Except as described in the Disclosure Package and the Prospectus, none of the Company, its subsidiaries or, to the Company’s knowledge, any other affiliate of the Company (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the Bylaws of FINRA) any member firm of FINRA.
     (aaa) The statistical and market-related data included in the Disclosure Package, the Prospectus and the Registration Statement are based on or derived from sources that the Company believes to be reliable and accurate.
     (bbb) The Company and its subsidiaries has not distributed and, prior to the later of the Closing Date and the completion of the distribution of the Underwritten Securities, will not distribute, any offering material in connection with the offering or sale of the Underwritten Securities other than the Disclosure Package, Prospectus and Registration Statement.
     (ccc) Except pursuant to this Agreement, none of the Company or its subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the Transactions.
          Furthermore, the Company represents and warrants to the Underwriters that (i) the Disclosure Package, Prospectus and Registration Statement comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Disclosure Package, Prospectus and Registration Statement, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained or made, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States. The Company has not offered, or caused the Underwriters to offer, Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.
          Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.
     2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[●] per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

     (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to [●] Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover overallotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or from time to time in part on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company (with a courtesy copy to Latham & Watkins LLP, Attn: Patrick H. Shannon) setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.
          3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on [●], 2010, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.
          If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives at 388 Greenwich Street, New York, NY 10013 on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.
          4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

          5. Agreements.
          (a) The Company hereby agrees with the several Underwriters that:
     (1) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form to which the Representatives do not reasonably object with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed therein and will provide evidence satisfactory to the Representatives of such timely filing, which evidence shall be satisfied by the availability of such Prospectus on the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) (or any successor thereto). The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose, which notice, in the case of clauses (i) and (ii) above, shall be satisfied by the availability of such amendment or supplement on EDGAR (or any successor thereto). The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.
     (2) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented, (ii) amend or supplement the Disclosure

Package to correct such statement or omission and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.
     (3) If, at any time when a Prospectus relating to the Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act or the rules thereunder, the Company promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a)(1) of this Section 5, an amendment or supplement that will correct such statement or omission or effect such compliance and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.
     (4) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earning statement or statements of the Company and its subsidiaries that will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158.
     (5) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto), provided that any such document’s availability on EDGAR (or any successor thereto) shall satisfy the foregoing requirements and, so long as delivery of a Prospectus by an Underwriter or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus, each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.
     (6) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that, in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.
     (7) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto [and any electronic road show]. Any such Free Writing Prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
     (8) The Company will use its best efforts to meet the requirements to qualify, for the taxable year ending December 31, 2010, for taxation as a REIT under the Code and thereafter for any period for which the Company intends to be treated as a REIT.
     (9) The Company agrees to pay (i) all reasonable and documented fees and disbursements of counsel incurred by Citigroup in connection with the Directed Share Program, (ii) all costs and expenses incurred by Citigroup in connection with the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of copies of the Directed Share Program materials and (iii) all stamp duties, similar taxes or duties or other taxes, if any, incurred by Citigroup in connection with the Directed Share Program.
          (b) The Company and the Operating Partnership hereby jointly and severally agree with the several Underwriters that:
     (1) None of the Company, the Operating Partnership or any affiliate controlled by the Company or the Operating Partnership will, without the prior written consent of Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction that is designed to, or could reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise), directly or indirectly, including the filing (or participation in the filing) of a registration statement (other than a registration statement on Form S-8 relating to the Company’s incentive plans or on Form S-4 relating to an acquisition or “A/B Exxon Capital exchange offer” by the Company) with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or OP Units or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock or OP Units, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement; provided, however, that the Company (a) may issue shares of Common Stock, OP Units, stock options or other equity awards pursuant to the terms of the Company’s 2010 Equity Incentive Plan as such plan is in effect on the Closing Date and may issue shares of Common Stock pursuant to the exercise, conversion or exchange of such stock options or other equity awards (b) may issue shares of Common Stock or OP Units to officers and employees of the Company in exchange for previously issued profits interests under the profits interest incentive program as set forth in the Prospectus and (c) may issue shares of Common Stock, OP Units or other securities in consideration of the purchase price in connection with the acquisition of real property or entities that own real property, provided that the aggregate amount of shares of Common Stock issued for all such acquisitions on a fully diluted basis does not exceed 5% of the number of shares of Common Stock outstanding on the Closing Date on a fully diluted basis. Notwithstanding the foregoing, if (x) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company will provide the Representatives and any co-managers and each individual subject to the restricted period pursuant to the lock-up agreements described in Section 6(l) with prior notice of any such announcement that gives rise to an extension of the restricted period.
     (2) Neither the Company nor the Operating Partnership will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (3) The Company and the Operating Partnership agree to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus, each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of each Preliminary Prospectus, the Prospectus, each Issuer Free Writing Prospectus, and all amendments or supplements to any of them as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities in an aggregate amount not to exceed [$15,000]; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the NYSE; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states or in foreign jurisdictions as requested by the Underwriters and agreed to by the Company (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable and documented fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.
     (4) The Company and the Operating Partnership will use the net proceeds received by the Company from the sale of the Securities in the manner specified in the Disclosure Package and the Prospectus under the caption “Use of Proceeds”.
          6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:
     (a) The Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.
     (b) The Company shall have requested and caused Latham & Watkins LLP, counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, substantially in the form attached hereto as Exhibit A.
     (c) The Company shall have requested and caused Venable LLP, counsel for the Company with respect to the laws of the State of Maryland, to have furnished to the

Representatives their opinion, dated the Closing Date and addressed to the Representatives, substantially in the form attached hereto as Exhibit B.
     (d) The Representatives shall have received from Mayer Brown LLP (“Mayer Brown”), counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Disclosure Package, the Prospectus and the Registration Statement (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Mayer Brown may rely on, to the extent it deems proper, (i) the opinion of Maryland counsel for the Company as to matters involving the application of the laws of the State of Maryland and (ii) on certificates of responsible officers of the Company and public officials as to matters of fact.
     (e) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company in their capacities as such, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Disclosure Package and the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:
     (i) the representations and warranties of the Company and the Operating Partnership in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company and the Operating Partnership have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Date;
     (ii) no stop order suspending the effectiveness of the Disclosure Package, Prospectus, Registration Statement or any notice objecting to their use has been issued, and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and
     (iii) except as set forth or contemplated in the Disclosure Package, Prospectus and Registration Statement (exclusive of any supplement thereto), since the date of the most recent financial statements included in the Disclosure Package, Prospectus and Registration Statement (exclusive of any supplement thereto), (A) there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, (B) there have been no transactions entered into by the Company and its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries, taken as a whole, (C) none of the Company or its subsidiaries and none of the Contributed Properties has sustained any loss or interference from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any court or governmental action, order or decree, except as would not have a Material Adverse Effect and (D) there has not been any change in the capital stock or long-term debt of any of the Company or its subsidiaries and there has been no dividend or distribution of any kind declared, paid or made by any of the Company, the Operating Partnership or the OP Entities on any class of their capital stock or other ownership interests.
     (f) The Company shall have furnished to the Representatives a certificate of the Company, signed by the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Disclosure Package and the Prospectus and certifying as to the accuracy of certain operating data and or financial data in the Disclosure Package and the Prospectus that are not comforted by KPMG in its letter referred to in paragraph (g) of this Section 6.
     (g) The Company shall have requested and caused KPMG to have furnished to the Representatives, (i) at the Execution Time, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, and (ii) on the Closing Date, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant the preceding clause (i), except that the specified date referred to therein for the carryout of procedures shall be no more than three business days prior to such Closing Date.
     (h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Disclosure Package and Prospectus (exclusive of any amendment or supplement thereto) and the Registration Statement (exclusive of any amendment thereof), there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package, Prospectus and Registration Statement (exclusive of any supplement thereto) the effect of which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) and the Registration Statement (exclusive of any amendment thereof).
     (i) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

     (j) The Securities shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Representatives.
     (k) At the Execution Time, the Company shall have furnished to the Representatives a lock-up agreement addressed to the Representatives from (i) each officer and director of the Company in the form set forth in Exhibit C-1 hereto, (ii) each participant in the Directed Share Program in the form set forth in the Directed Share Program and (iii) each of the Carlyle Contributing Entities in the form set forth in Exhibit C-2 hereto , and such lock-up agreements shall be in full force and effect on the Closing Date.
     (l) On or prior to the Closing Date, all of the transactions that are to occur in order to consummate the Restructuring Transactions and Refinancing Transactions shall have been consummated and the Company shall provide evidence reasonably satisfactory to the Underwriters of such consummation.
     (m) On the Closing Date, the Company and its subsidiaries shall have entered into the Credit Facility Agreements to which each is a party.
     (n) On the Closing Date, the Company shall have furnished to the Representatives documentation reasonably satisfactory to the Representatives evidencing completion of the Refinancing.
          If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.
          The documents required to be delivered by this Section 6 shall be delivered to the offices of Mayer Brown LLP, counsel for the Underwriters, at 1675 Broadway, New York, NY 10019, on the Closing Date.
          7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof, or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup on demand for all document out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.
     8. Indemnification and Contribution. (a) The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each

Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act (collectively, the “Underwriter Indemnified Parties”) against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Disclosure Package or Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Operating Partnership will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company and the Operating Partnership may otherwise have.
     (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company and the Operating Partnership, each of the Company’s directors, each of the Company’s officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have. The Company acknowledges that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and, (ii) under the heading “Underwriting”, (x) the second and third sentences of the third paragraph and (y) the 12th, 13th and 14th paragraphs related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Disclosure Package and the Prospectus.
     (c) The Company and the Operating Partnership agree to indemnify and hold harmless Citigroup, the directors, officers, employees and agents of Citigroup, each person who controls Citigroup within the meaning of the Securities Act or the Exchange Act and any joint ventures of Citigroup that participate in the administration or execution of the Directed Share Program (the “Citigroup Indemnified Parties”) from and against any and all losses, claims, damages and liabilities to which they may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the prospectus wrapper material prepared by or with the consent of the Company for distribution in foreign jurisdictions in connection with the Directed Share Program attached to the Disclosure Package and Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, when considered in conjunction with the Disclosure Package and the Prospectus, not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of the securities that, immediately following the Effective Date of the Registration Statement, were subject to a properly confirmed agreement to purchase; or (iii) related to, arising out of or in connection with the Directed Share Program, except that this clause (iii) shall not apply to the extent that such loss, claim, damage or liability is finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of the Citigroup Indemnified Parties.
     (d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action, and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses, and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. Notwithstanding the foregoing, it is understood that the Company and the Operating Partnership shall, in connection with any action or related actions in the same jurisdiction, bear the fees, costs and expenses of only one such separate counsel (in addition to any local counsel) for all Underwriter Indemnified Parties; provided, however, the Company and the Operating Partnership shall bear the fees, costs and expenses of more than one separate counsel (in addition to any local counsel) if the use of only one separate counsel for all the Underwriter Indemnified Parties would present such counsel with a conflict of interest with respect to one or more of the Underwriter Indemnified Parties. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 8(c) hereof in respect of such action or proceeding, then, in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Underwriters and the directors, officers, employees and agents of the Underwriters, and all persons, if any, who control the Underwriters within the meaning of either the Securities Act or the Exchange Act, for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program.
     (e) An indemnifying party shall not be liable under this Section 8 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by such indemnifying party, which consent shall not be unreasonably withheld or conditioned. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section 8 effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
     (f) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to, or insufficient to hold harmless, an indemnified party for any reason, the Company, the Operating Partnership and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively, “Losses”) to which the Company and the Operating Partnership and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and by the Underwriters, on the other hand, from the offering of the Securities; provided, however, that, in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Operating Partnership and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Operating Partnership, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company and the Operating Partnership shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Disclosure Package and the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Operating Partnership, on the one hand, or the Underwriters, on the other hand, the intent of the parties, and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Operating Partnership and the Underwriters agree that it would not be just and equitable if contributions were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (f), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject, in each case, to the applicable terms and conditions of this paragraph (f).
          9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions that the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that, in the event that the aggregate amount of Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed ten percent (10%) of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and, if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company and the Operating Partnership. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and the Operating Partnership and any nondefaulting Underwriter for damages occasioned by its default hereunder.
          10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if, at any time prior to such delivery and payment, (a) trading in the Company’s Common Stock shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange; (b) a banking moratorium shall have been declared either by federal or New York State authorities; or (c) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Disclosure Package and the Prospectus (exclusive of any supplement thereto).
          11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company and the Operating Partnership or the Company’s officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company and the Operating Partnership or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.
          12. Notices. All communications hereunder will be in writing and effective only on receipt and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, NY 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to CoreSite Realty Corporation: Chief Financial Officer (fax no.: (303) 405-1011) and confirmed to it at CoreSite Realty Corporation, 1050 17th Street, Suite 800, Denver, CO 80265 Attention: Chief Financial Officer.

          13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.
          14. No Fiduciary Duty. The Company and the Operating Partnership hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Operating Partnership, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other hand; (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and the Operating Partnership; and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company and the Operating Partnership agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company or the Operating Partnership on related or other matters). The Company and the Operating Partnership agree that they will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company and the Operating Partnership, in connection with such transaction or the process leading thereto.
          15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Operating Partnership and the Underwriters, or any of them, with respect to the subject matter hereof.
          16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
          17. Waiver of Jury Trial. The Company and the Operating Partnership hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
          18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
          19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
          20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated:
          “Business Day” shall mean any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City [or [●]].

          “Code” shall mean the Internal Revenue Code of 1986, as amended, and, to the extent applicable, any regulations promulgated thereunder.
          “Commission” shall mean the Securities and Exchange Commission.
          “Disclosure Package” shall mean collectively, (i) the Preliminary Prospectus that is generally distributed to investors and used to offer the Securities, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (iv) the pricing information and other information, if any, set forth in Schedule III hereto.
          “Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto, and any Rule 462(b) Registration Statement became or becomes effective.
          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
          “FINRA” shall mean the Financial Industry Regulatory Authority.
          “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
          “GAAP” shall mean United States generally accepted accounting principles and practices in effect from time to time applied consistently throughout the periods involved.
          “Investment Company Act” shall means the Investment Company Act of 1940, as amended.
          “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.
          “Material Adverse Effect” shall mean a material adverse effect on any of the following: (i) the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, (ii) the ability of the Company and its subsidiaries to perform their obligations in all material respects under any of the Transaction Agreements (to the extent each is a party thereto), (iii) the enforceability of any of the Transaction Agreements or (iv) the consummation of any of the Transactions.
          “NYSE” shall mean the New York Stock Exchange.
          “Preliminary Prospectus” shall mean the preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

          “Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.
          “REIT” shall mean a real estate investment trust under Sections 856 through 860 of the Code.
          “Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended, at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.
          “Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A” and “Rule 433” refer to such rules under the Securities Act.
          “Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.
          “Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.
          “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Operating Partnership and the several Underwriters.

Very truly yours,

CoreSite Realty Corporation

By:
Name:
Title:

CoreSite L.P.

By: CoreSite Realty Corporation, its sole General Partner

By:
Name:
Title:

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated
RBC Capital Markets Corporation
By: Citigroup Global Markets Inc.

By:

Name:
Title:
For themselves and the other
several Underwriters named in
Schedule I to the foregoing
Agreement.

SCHEDULE I

Number of Underwritten Securities
Underwriters	to be Purchased
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
RBC Capital Markets Corporation
KeyBanc Capital Markets Corporation.
Credit Suisse Securities (USA) LLC

Total

SCHEDULE II

Contributed Entity	Contributed Property	Location	Interest
Predecessor Properties
CoreSite 1675 McCarthy, LLC	1656 McCarthy	Milpitas, CA	Fee estate
CoreSite 32 Avenue of the Americas, LLC	32 Avenue of the Americas	New York, NY	Leasehold
CoreSite Real Estate 1200 Sunrise Valley Drive, LLC	12100 Sunrise Valley	Reston, VA	Fee estate
CoreSite Real Estate 70 Innerbelt, LLC	70 Innerbelt	Boston, MA	Fee estate
CRP Coronado Stender, LLC	2901 Coronado	Santa Clara, CA	Fee estate
CRP Coronado Stender, LLC	Coronado-Stender Properties	Santa Clara, CA	Fee estate

Acquired Properties
Carlyle Market Post Tower II, LLC	55 S. Market	San Jose, CA	Fee estate
CoreSite One Wilshire, LLC	624 South Grand Avenue	Los Angeles, CA	Leasehold
CoreSite 1275 K Street, LLC	1275 K Street	Washington, DC	Leasehold
CoreSite, LLC	1050 17th Street	Denver, CO	Leasehold
CoreSite Real Estate 900 N. Alameda, LP	900 N. Alameda	Los Angeles, CA	Fee estate
CoreSite Real Estate 427 S. LaSalle, LP	427 S. LaSalle	Chicago, IL	Fee estate
CoreSite 2115 NW 22nd Street, LP	2115 NW 22nd Street	Miami, FL	Fee estate

SCHEDULE III
Schedule of Free Writing Prospectuses included in the Disclosure Package:
[All FWPs included in the Disclosure Package to be listed.]
Pricing Information:

EXHIBIT A
Opinion and Negative Assurance Letter
of
Latham & Watkins LLP

EXHIBIT B
Opinion of Venable LLP

EXHIBIT C-1
[Lock-Up Letter for Officers and Directors of CoreSite]
CoreSite Realty Corporation
Public Offering of Common Stock
August [●], 2010
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated
RBC Capital Markets Corporation
As Representatives of the several Underwriters,
      c/o Citigroup Global Markets Inc.
      388 Greenwich Street
      New York, NY 10013
Ladies and Gentlemen:
          This letter (this “Lock-up Agreement”) is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) between CoreSite Realty Corporation, a Maryland corporation (the “Company”), and each of you, as representatives of a group of Underwriters named therein, relating to an underwritten public offering of Common Stock, $[●] par value (the “Common Stock”), of the Company.
          In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement (the “Lock-up Period”), other than shares of Common Stock disposed of as bona fide gifts approved by the Underwriters.

          If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-up Period, or (ii) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Underwriters waive, in writing, such extension. The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period and agrees that any such notice properly delivered will be deemed to have given to, and received by, the undersigned.
          Notwithstanding the foregoing, the undersigned may transfer shares of Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock) (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or any person related to the undersigned by blood, marriage or adoption, but no more than first cousin, provided that the trustee of the trust agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) to any third party granted an interest in the undersigned’s will or under the laws of descent, provided that the donee agrees to be bound in writing by the restrictions set forth herein, (iv) in transactions relating to shares of Common Stock acquired by the undersigned in open market transactions after the completion of the offering contemplated by the Underwriting Agreement, or (v) if the undersigned is a corporation, business trust, association, limited liability company, partnership, limited liability partnership or other entity (individually, an “Entity”), the undersigned may transfer the capital stock of the Company to any Entity that is directly or indirectly controlled by, or is under common control with, the undersigned, provided that it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Lock-Up Agreement, and there shall be no further transfer of such capital stock except in accordance with this Lock-Up Agreement, and provided further that any such transfer shall not involve a disposition for value. Notwithstanding the foregoing sentence, a transfer, sale or distribution pursuant to (i) through (v) above shall not be permitted without the consent of the Representatives if such transfer, sale or distribution shall require, and no party shall voluntarily make, a filing under the Securities Exchange Act of 1934, as amended (other than a Form 5, when required).
          Notwithstanding anything contained herein to the contrary, if the undersigned has entered into or will enter into an agreement similar to this Lock-up Agreement (i) in connection with a bona fide issuer-directed share program relating to the underwritten public offering of Common Stock (a “DSP Program”) with respect to any shares of Common Stock to be purchased in such DSP Program (the “DSP Shares”) and (ii) with any member of the underwriting syndicate or any affiliate of such member who is acting as administrator of such DSP Program, the terms of this Lock-up Agreement and not of such other similar lock-up agreement shall govern the undersigned’s rights with respect to such DSP Shares.

          If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.
Yours very truly,
[Signature of officer, director or Carlyle Contributing Entity]
[Name and address of officer, director or Carlyle Contributing Entity]

EXHIBIT C-2
[Lock-Up Letter for Carlyle Contributing Entities]
CoreSite Realty Corporation
Public Offering of Common Stock
August [●], 2010
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith
                         Incorporated
RBC Capital Markets Corporation
As Representatives of the several Underwriters,
   c/o Citigroup Global Markets Inc.
   388 Greenwich Street
   New York, NY 10013
Ladies and Gentlemen:
     This letter (this “Lock-up Agreement”) is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) between CoreSite Realty Corporation, a Maryland corporation (the “Company”), and each of you, as representatives of a group of Underwriters named therein, relating to the initial public offering (the “IPO”) of Common Stock, $[●] par value (the “Common Stock”), of the Company.
     In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 365 days after the date of the Underwriting Agreement (the “Lock-up Period”), other than shares of Common Stock disposed of as bona fide gifts approved by the Underwriters.
     If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-up Period, or (ii) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Underwriters waive, in writing, such extension. The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period and agrees that any such notice properly delivered will be deemed to have given to, and received by, the undersigned.
     Notwithstanding the foregoing, the undersigned may transfer shares of Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock) (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or any Affiliate or Controlled Entity (as such terms are defined in the Agreement of Limited Partnership of CoreSite, L.P, as in effect on the date of the closing of the IPO) of the undersigned or charities, provided that the trustee of the trust agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) in transactions relating to shares of Common Stock acquired by the undersigned in open market transactions after the completion of the offering contemplated by the Underwriting Agreement, (iv) to any Affiliate or Controlled Entity of the undersigned, provided that it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such securities subject to the provisions of this Lock-Up Agreement, and there shall be no further transfer of such securities except in accordance with this Lock-Up Agreement, and provided further that any such transfer shall not involve a disposition for value, or (v) by way of a pledge or granting of a security interest in such securities for a bona fide loan or other extension of credit (including any subsequent transfer of such securities to such lender or collateral agent or other person in connection with the exercise of remedies under such loan or extension of credit). Notwithstanding the foregoing sentence, a transfer, sale or distribution pursuant to (i) through (iv) above shall not be permitted without the consent of the Representatives if such transfer, sale or distribution shall require, and no party shall voluntarily make, a filing under the Securities Exchange Act of 1934, as amended (other than a Form 5, when required).
     Notwithstanding anything contained herein to the contrary, if the undersigned has entered into or will enter into an agreement similar to this Lock-up Agreement (i) in connection with a bona fide issuer-directed share program relating to the underwritten public offering of Common Stock (a “DSP Program”) with respect to any shares of Common Stock to be purchased in such DSP Program (the “DSP Shares”) and (ii) with any member of the underwriting syndicate or any affiliate of such member who is acting as administrator of such DSP Program, the terms of this Lock-up Agreement and not of such other similar lock-up agreement shall govern the undersigned’s rights with respect to such DSP Shares.

     If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

[Name and address of officer, director or Carlyle Contributing Entity]

By:
Name:
Title: